TRACEGUARD TECHNOLOGIES LTD.

                              EMPLOYMENT AGREEMENT
                              --------------------


This agreement is entered into on the 6th day of July, 2006 in effect as of the 1 day of June, 2006 between Gil Perlberg ("EMPLOYEE"), and TraceGuard Technologies Ltd., an Israeli company with offices located at 6 Ravnitzy St., Petach Tikva, Israel (the "COMPANY").


                              W I T N E S S E T H:

WHEREAS, the Company is a technology based company developing and marketing products geared currently to of the homeland security market (the "BUSINESS"); and

WHEREAS the Employee represents that he has the requisite skills, experience and training to serve as VP Product Management & Engineering of the Company (the "POSITION");

WHEREAS, the Company desires to employ Employee and the Employee desires to be employed in the Company in the Position;

NOW  THEREFORE,   in  consideration  of  the  premises  and  mutual   agreements
hereinafter contained, the parties hereto agree as follows:

1. CONTENTS OF AGREEMENT/DEFINITIONS

1.1 The preamble and the exhibits to this Agreement constitute an integral part thereof and are hereby incorporated by reference.

1.2 The headings in this Agreement are for the purpose of convenience only and shall not be used for the purposes of interpretation.

2. EMPLOYMENT AND POSITION

2.1 Employee's employment with the Company shall commence in effect as of the 1 day of June, 2006 ("DATE OF COMMENCEMENT") and shall continue until terminated in accordance with the provisions of Section 7 hereof.

2.2 Employee shall be engaged as the VP Product Management & Engineering of the Company and shall report regularly to the Chief Executive Officer and/or the Board of Directors of the Company as instructed by the Company from time to time. Notwithstanding the foregoing, the Company shall be entitled to change the Employee's Position in accordance with Company's requirements.

3. EMPLOYEE'S DUTIES

Employee affirms and undertakes throughout the term of this Agreement:

3.1 To devote his entire working time, know-how, expertise, talent, experience and best efforts to the business and affairs of the Company and for the performance of his duties towards the Company, to perform and discharge well and faithfully, with devotion, honesty and fidelity, his obligations pursuant to his Position, and to comply with all Company's disciplinary regulations, work rules, policies, procedures and objectives, as may be determined by Company from time to time.

3.2 To travel abroad from time to time if and as may be required pursuant to his Position.

3.3 Not to receive, at all times, whether during the term of this Agreement and/or at any time thereafter, directly or indirectly, any payment, benefit and/or other consideration, from any third party in connection with his employment with Company, without the Company's prior written authorization.

3.4 To immediately and without delay inform the Company of any affairs and/or matters that might constitute a conflict of interest with Employee's position and/or employment with Company.

3.5 Not to undertake or accept any other paid or unpaid employment or occupation or engage in or be associated with, directly or indirectly, any other businesses, duties or pursuits except for minor non-commercial or non-business activities, without the prior written consent of the Company.

4. TIME AND ATTENTION

Employee shall work one hundred percent (100%) position and such over time as required for the adequately performance his duties and responsibilities.

5. CONSIDERATION, BENEFITS AND PAYMENTS

5.1 GROSS SALARY

During the term of this Agreement, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay to Employee for all services rendered by Employee under this Agreement, a salary, payable not less often than monthly and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount equal to NIS forty thousand (NIS 40,000) (the "GROSS SALARY"). The Gross Salary shall be reviewed by the Company on an annual basis or on each anniversary of this Agreement, at the Company's sole discretion.

The Gross Salary was agreed between the parties, inter alia, in view of the fact that the Employee's Position, duties and responsibilities are of such nature that require a special degree of trust and that the Company cannot keep track of all overtime hours of the Employee.

5.2 SPECIAL BONUS

5.2.1 Employee shall be entitled to two special bonuses each equal to one (1) Gross Salary upon the successful completions of two of the following events by no later than December 31, 2006:

      (i)   Finalization of a prototype of the CompuSafe;

      (ii)  Successful achievement of a working CarrySafe process module;

      (iii) Complete a study on trace harvesting from bulk (compared to dry transfer).

5.2.2 In addition, Employee shall be entitled to an additional special bonus equal to one (1) Gross Salary upon the successful completion of one of the following events by no later than May 31, 2007:

      (i) Successful completion of a product (i.e., Carrysafe or CompuSafe) test at an external laboratory;

      (ii) Development of an IP portfolio of twelve (12) patents (including continuation and Continuation-In-Part (CIP) applications).

5.3 ANNUAL VACATION

Employee shall be entitled to twenty one (21) vacation days during each year of Employee's employment, unless Employee shall be entitled to additional vacation days under applicable law. Statutory vacation time may be accumulated to the extent required under applicable law.

5.4 MANAGERS INSURANCE OR OTHER PENSION PLAN

The Company and the Employee will obtain and maintain Managers Insurance with an insurance company at the Employee's choice in effect as of the Date of Commencement (the "PLAN"). After receiving the Employee's request with respect to the type of Plan to be obtained by the Company, the Company will inform the Employee in writing the type of such Plan obtained by the Company, for the exclusive benefit of the Employee in the customary form with respect to which the Company shall be the beneficiary.

The Company shall contribute an amount equal to thirteen and one third percent (13.33%) of each monthly Gross Salary payment (out of which 8.33% are designated for severance payments and 5% are designated for premium payments - "COMPANY CONTRIBUTION") and the Employee shall contribute five percent (5%) of the monthly Gross Salary payment ("EMPLOYEE'S CONTRIBUTION") toward the premiums payable in respect of such insurance (the "INSURANCE POLICY"). The Employee hereby instructs the Company to transfer to the insurance Company the amount of the Employee's and the Company's Contribution from each monthly Gross Salary payment, on account of the Insurance Policy.

It is hereby agreed that upon termination of employment under this Agreement, the Company shall release to the Employee all amounts accrued in accordance with the Plan on account of both the Company's and Employee's Contributions. It is hereby agreed that if the Employee is dismissed under the circumstances in which Employee is not entitled to any severance pay according to Section 16 and/or
Section 17 of the Severance Pay Law (as defined below) - the Employee shall not be entitled to any severance pay.

It is hereby agreed and understood that the amounts accrued in the Plan on account of the Company's Contribution shall be in lieu and in full and final substitution of any severance pay the Employee shall be or become entitled to under any applicable Israeli law. This section is in accordance with Section 14 of the Severance Pay Law, and the General Approval of the Labor Minister, dated June 30, 1998, issued in accordance to the said Section 14, a copy of which is attached hereby as EXHIBIT A.

5.5 DISABILITY INSURANCE

The Company shall obtain Disability Insurance ("OVDAN KOSHER AVODA"), which may be included within the Insurance Policy, for the exclusive benefit of the Employee and shall contribute therefore an amount not exceeding two and a half percent (2.5%) of each monthly Gross Salary Payment, or such amount required to enable the payment of at least 75% of the Gross Salary.

5.6 EDUCATIONAL FUND

The Company and the Employee shall open and maintain an Educational Fund ("Keren Hishtalmut") (the "FUND"). The Company shall contribute to such Fund an amount equal to seven and a half percent (7.5%) and the Employee shall contribute to such Fund an amount equal to two and a half percent (2.5%) of each monthly Gross Salary payment. The Employee hereby instructs the Company to transfer to the Fund the amount of the Employee's and the Company's contribution from each monthly Gross Salary payment.

In the event of termination of Employee's employment under this Agreement for any reason other than a termination for 'cause' (as defined hereinafter) Employee shall be entitled to all sums accumulated in the Fund. In the event of termination for 'cause' Employee shall not be entitled to any of Company's contributions to the Fund made during this Agreement.

5.7 COMPANY CAR

The Company shall make available to the Employee a company car of the type 3 (the "COMPANY CAR"). The Company will cover all the operating expenses of the Company Car (including reasonable toll roads and parking expenses related to Employee's engagement, but excluding other parking expenses, fines and cases of negligence by the Employee), and will deduct tax from the Gross Salary the "SHOVI RECHEV" as required by applicable law. The payments related to the Company Car under this paragraph are in lieu of traveling expenses to and from work as required by applicable law.

Employee shall take good care of such Company Car and ensure that the provisions of the insurance policy and Company's rules relating to Company Car are strictly, lawfully and carefully observed. Employee is aware that in order to provide Employee with the Company Car the Company shall lease the Company Car from a leasing company, and Employee undertakes to strictly comply with the provisions of the leasing agreement.

Employee shall return Company Car (together with its keys and any other equipment supplied and/or installed therein by Company) to Company's principal office upon termination of Employee's employment with Company. Employee shall have no rights of lien with respect to Company Car and/or any other equipment relating thereto as above mentioned.


5.8 MOBILE PHONE The Company shall provide Employee with, and pay for the use of, a mobile phone for Employee's use in the course of performing Employee's obligations under Employee's Position up to a total amount per month of five hundred (500) NIS (the "MOBILE PHONE"). Employee shall bear any and all taxes applicable to Employee in connection with the Mobile Phone and/or the use thereof. Employee shall return the Mobile Phone to Company's principal office upon termination of Employee's employment with Company. Employee shall have no rights of lien with respect to the Mobile Phone. In any event of a delay in the return of the Mobile Phone after termination of Employee's employment, all costs and expenses related to the Mobile Phone and its use shall be solely borne by the Employee and the Company shall be entitled to set off such amounts from any amount due to the Employee.


5.9 STOCK COMPENSATION

Company shall issue to Employee 170,000 Restricted Stock Units of TraceGuard Technologies Inc., the parent company of the Company ("RSUS"). The RSUs shall be subject to the terms of the Company's 2006 Stock Incentive Compensation Plan, and the Restricted Stock Units Agreement to be entered into between the Company and the Employee, following the adoption of a Stock Incentive Compensation Plan by the Company.

5.10 Employee shall be entitled to such number of working days of paid illness vacation during each year of employment, as provided by Israeli Labor Law.

5.11 The Employee shall be entitled to "DMEY HAVRA'AH" in accordance with any applicable law.

5.12 The Employee shall receive the Gross Salary payable in respect of periods of the Employee's military reserve duty. The Company shall be entitled to receive and to retain any amounts payable by the National Insurance Institute or any other agency or entity in respect of such periods.

6. CONFIDENTIALITY, NON-COMPETE AND PROPRIETARY RIGHTS

The Employee shall, simultaneously herewith, execute the Confidential, Non-Compete and Proprietary Rights Agreement, attached hereto as EXHIBIT B. For the removal of any doubt, execution of such Confidential, Non-Compete and Proprietary Rights Agreement by the Employee - is a condition precedent to this Agreement becoming effective.


7. TERM AND TERMINATION OF EMPLOYMENT

7.1 Employee's employment under this Agreement shall commence on the Date of Commencement and shall end on the earlier of: (i) termination by either party as specified hereunder; (ii) the death or disability (as defined below) of Employee

For the purposes of this Agreement, "DISABILITY" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of 2 (two) successive months, or an aggregate of 2 (two) months in any twelve-month period. Disability shall be deemed to have occurred on the last day of such two-month period.

7.2 Company may terminate this agreement without cause, as hereinafter defined, by providing a prior written notice of two hundred and seventy (270) days, and Employee may terminate this agreement without cause, as hereinafter defined, by providing a prior written notice of ninety (90) days (the "NOTICE Period").

7.3 During the Notice Period, whether notice has been given by Employee or by the Company, Employee shall continue to render Employee's services to the Company unless instructed otherwise in accordance with Section 7.4 below, and shall cooperate with the Company and use Employee's best efforts to assist the integration into the Company organization of the person or persons who will assume Employee's responsibilities.

7.4 The Company shall be entitled, at any time prior to the expiration of the Notice Period, to relieve the Employee from the obligation to perform his duties under this Agreement during the Notice Period, in which event the Company shall continue to pay to Employee during the remainder of the Notice Period, all the payments payable to Employee under Section 5 above. In such case, Employee shall, at all times during the remainder of the Notice Period, fully cooperate with the Company and perform any of Employee's duties hereunder as shall be requested by the Company. Alternatively, the Company shall be entitled to terminate Employee's employment, at any time prior to the expiration of the Notice Period, in which event, according to applicable law, the Company shall pay Employee upon termination of Employee's employment, the value of the Gross Salary Employee would have been entitled to during the remainder of the Notice Period.

7.5 Notwithstanding the forgoing, the Company shall be entitled to terminate Employee's employment with Company with immediate effect, at any time, by providing notice thereof to Employee, where said termination is a termination for 'cause'. In such event, without derogating from the rights of Company under this Agreement and/or any applicable law, Employee shall not be entitled to any of the consideration specified in Section 7.4 above.

For the purpose of this Agreement, "CAUSE" shall exist if Employee (i) breaches any of the terms of Section 6 above or Exhibits B and C of this Agreement, or;
(ii) engages in willful misconduct or acts in bad faith with respect to the Company in connection with and related to the employment hereunder; (iii) is convicted of a felony or is held liable by a court of competent jurisdiction for fraud against the Company; (iv) fails to comply with the instructions of the Company or its Board of Directors given in good faith; or (v) is dismissed under the circumstances defined in Section 16 and/or Section 17 of the Severance Pay Law, 1963 (hereinafter: "THE SEVERANCE PAY LAW").

7.6 At the termination of the employer-employee relationship the Employee shall return to the Company all the property of the Company that was provided to the Employee by the Company. Should the Employee refuses and/or fail to do so, the Company shall offset the market value of such property (as shall be determined solely by the Company) from the amounts (if any) that the Employee might be entitled to. The above dose not derogate from the remedies available to the Company in accordance with any applicable law.

8. EMPLOYEE REPRESENTATIONS AND ACKNOWLEDGMENTS

The Employee represents and warrants to the Company that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a default under or breach of any agreement or other instrument to which he is a party or by which he is bound, including without limitation, any confidentiality or non-competition agreement, (ii) do not require the consent of any person or entity, and (iii) shall not utilize during the term of Employee's employment any proprietary information of any third party, including prior employers of the Employee.

9. GENERAL PROVISIONS

9.1 Employee shall not be entitled to any additional bonus, payment or other compensation in connection with Employee's employment with Company, other than as provided in this Agreement.

9.2 Company shall withhold, or charge Employee with, all taxes and other compulsory payments as required under applicable law with respect to all payments, benefits and/or other compensation paid to Employee in connection with Employee's employment with Company.

9.3 Company shall be entitled to deduct from any and/or all payments to which Employee shall be entitled thereof, any and/or all amounts to which Company shall be entitled from Employee at such time.

9.4 Company's failure or delay in enforcing any of the provisions of this Agreement shall not, in any way, be construed as a waiver of any such provisions, or prevent Company thereafter from enforcing each and every other provision of this Agreement which were previously not enforced.

9.5 Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including, without limitation, any subsidiary or affiliated entity and shall inure to the benefit of, and be binding upon, Employee, Employee's heirs, executors, administrators and legal representatives. Notwithstanding the foregoing, the obligations of Employee hereunder shall not be assignable or delegable.

9.6 This Agreement constitutes the entire understanding and agreement between the parties hereto, supersedes any and all prior discussions, agreements and correspondence with regard to the subject matter hereof, and may not be amended, modified or supplemented in any respect, except by a subsequent writing executed by both parties hereto.

9.7 All notices, requests and other communications to any party hereunder shall be given or made in writing and facsimile, mailed (by registered or certified mail) or delivered by hand to the respective party at the address set forth in the caption of this Agreement or to such other address (or facsimile number) as such party may hereafter specify for the purpose of notice to the other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified herein and the appropriate answerback is received or (ii) if given by any other means, when delivered at the address specified herein.

9.8 For the purpose of Section 6 and Exhibits B and C of this Agreement, the term "COMPANY" shall include also the Company's parent company, Company's subsidiary or any company controlled or owned by the Company's parent company.

9.9 This Agreement shall be governed by, and construed and enforced in accordance with the laws of Israel without giving effect to principles of conflicts of law and the courts of Israel shall have exclusive jurisdiction over the parties hereto and subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.



----------------------------                 ----------------------------
TRACEGUARD TECHNOLOGIES LTD.                 GIL PERLBERG

                                    EXHIBIT B
                                    ---------

               CONFIDENTIALITY, NON-COMPETE AND PROPRIETARY RIGHTS
               ---------------------------------------------------

This agreement is entered into effect as of _____ ___, 2006 between Gil Perlberg, residing at _____________________________, Israel ("EMPLOYEE"), and
TraceGuard Technologies Ltd., an Israeli company with offices located at 6 Ravnitzy St., Petach Tikva, Israel (the "COMPANY").


                              W I T N E S S E T H:

WHEREAS, the Employee is entering into an Employment Agreement with the Company simultaneously to entering into of this Agreement (the "EMPLOYMENT AGREEMENT"); and

WHEREAS, pursuant to Section 6 of the Employment Agreement the Employee undertook to execute an Confidentiality, Non-Compete and Proprietary Rights Agreement as a condition precedent to the Employment Agreement becoming effective;

NOW  THEREFORE,   in  consideration  of  the  premises  and  mutual   agreements
hereinafter contained, the parties hereto agree as follows:


1. SECRECY AND NONDISCLOSURE

1.1 The Employee shall treat as secret and confidential all of the processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information which are not of public knowledge or record pertaining to the Company's Business (existing, potential and future), including without limitation, all business information relating to customers and suppliers and products of which the Employee becomes aware during and as a result of Employee's employment or association with the Company, and Employee shall not disclose, use, publish, or in any other manner reveal, directly or indirectly, at any time during or after the term of this Agreement, any such processes, methods, formulas, procedures, techniques, software, designs, data, drawings and other information pertaining to the Company's existing or future Business or products. The Employee may disclose or use such information, if at all, only with the prior express written consent of the Company.

1.2 The Employee hereby undertakes to return, upon request, to the Company, all written and/or electronic materials, records, documents, computer software and/or hardware or any other material which belongs to the Company and that might be in Employee's possession, and if requested by the Company to do so, will execute a written statement confirming compliance with the above said.

1.3 The Employee acknowledges that all of the secrets, information, or documents aforementioned in Sub-Sections 1.1 and 1.2 above, are essential commercial and proprietary information of the Company, or third parties to whom the Company owes a duty of confidentiality which is not public information and cannot easily be discovered by others, whose confidentiality provides the Company a commercial advantage over its competitors, and the Company is taking reasonable measures to safeguard its confidentiality.

1.4 The Employee's undertakings pursuant to this clause shall remain in force after the termination of Employee's employment under this Agreement.

2. NON-COMPETITION

2.1 Employee agrees that during the term of this Agreement and for a period of one (1) year after he ceases to be employed by the Company he will not, directly or indirectly, for Employee's own account or as an employee, officer, director, partner, joint venturer, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Employee holds less than 5% of the outstanding shares) and without the prior written consent of the Company - interest Employee in or engage in any business or enterprise, anywhere, that competes, directly or indirectly, with the Business of the Company, that exists now or in the future or is based on similar technology to the technology that was developed by the Company.

2.2 Employee agrees that during a period of twenty four (24) months commencing as of the termination of this Agreement, Employee shall not employ directly or indirectly any individual employed by the Company and/or solicit any employee of the Company to leave the Company during the twenty four (24) month period after the date of termination.

2.3 Employee acknowledges that the restricted period of time specified under Sections 2.1 and 2.2 above are reasonable, in view of the nature of the business in which the Company is engaged and Employee's knowledge of the Business.

2.4 Notwithstanding anything contained in Section 2.3 to the contrary, if the period of time under this Section 2 above should be determined to be unreasonable in any judicial proceeding, then the period of time and area of the restriction shall be reduced so that this Agreement may be enforced in such area and during such period of time as shall be determined to be reasonable by such judicial proceeding.

2.5 The Employee declares and acknowledges that:

      2.5.1 Employee's obligations of protecting the confidentiality and non-competition provisions included in this agreement are fair, reasonable, proportional, and designed to protect the Company's secrets and its confidential information, which constitutes the essence of its protected business and commercial advantage in which significant capital investments were made.

      2.5.2 Breach of an obligation under this Section - shall contradict the nature of the special trust and relationship of loyalty between the parties, the fair and proper business practices, the duty of good faith and fairness between the parties, shall harm the Company, and shall constitute a material breach of this Agreement and the trade secrets, confidential connections, confidential information, and other privileged interests of the Company.

      2.5.3 The Employee declares that Employee's obligations under this section, which are reasonable and proportional - do not prevent the employee from developing Employee's general knowledge and professional expertise in the area of Employee's business, with regard to those who are not customers and employees of the Company and without using its trade secrets.

      2.5.4 Employee's Gross Salary includes a special consideration paid to Employee in view of his obligation under this Section 2.

3. DEVELOPMENT RIGHTS

The Employee agrees and declares that all proprietary information including but not limited to copyrights, trade secrets and know-how, patents and other rights in connection therewith developed by or with the contribution of Employee's efforts during Employee's employment by the Company shall be the sole property of the Company, and the Employee shall execute all documents necessary to assign any patents to the Company and otherwise transfer such proprietary rights to the Company.

In Addition, Employee agrees to be bound by the terms and conditions of the Intellectual Property assignment of rights attached as EXHIBIT C to the Employment Agreement as an integral part thereof.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.



----------------------------                 ----------------------------
TRACEGUARD TECHNOLOGIES LTD.                 GIL PERLBERG

                                    EXHIBIT C
                                    ---------

                 INTELLECTUAL PROPERTY AND ASSIGNMENT OF RIGHTS
                 ----------------------------------------------

      1. For purposes of this Exhibit, the following definitions shall apply:

      "INVENTIONS" shall mean:

            A. All inventions, improvements, modifications, and enhancements whether or not patentable, made by the Employee during or in the course of employment, or which relate, directly or indirectly to the business of the Company, or which were made using the Company' equipment, and

            B. All inventions, improvements, modifications and enhancements made by the Employee, during a period of twelve (12) months (or such lesser maximum period permitted by applicable law) after any termination of the Employee's employment, which relate, directly or indirectly, to the business of the Company at the time they were so made.

      "WORK PRODUCT" shall mean all documentation, software, hardware, firmware, creative works, artworks, know-how and information created, in whole or in part, by the Employee during the Employee's employment by the Company, whether or not copyrightable or otherwise protectable, excluding Inventions.

      "TRADE SECRETS" shall mean "Trade Secrets" as defined in the Israeli Law of Commercial Torts, 5759 - 1999, and all documentation, software, hardware, firmware, customer lists, know-how and other information of any kind or nature relating to the past, present or future business of the Company or any plans therefor, or relating to the past, present or future business of a third party or plans therefor (including but not limited to any items and information in any form determined by law as trade secrets) that are disclosed to the Employee, which the Company does not disclose to third parties without restrictions on use or further disclosure.

      2. Without derogating from any other provision of the law:

            A. The Employee shall promptly disclose to the Company all Inventions and keep accurate records relating to the conception and reduction to practice of all Inventions. Such records shall be the sole and exclusive property of the Company, and the Employee shall surrender possession of such records to the Company upon any termination of the Employee's relationship with the Company.

            B. The Employee hereby assigns to the Company, without additional consideration to the Employee, the entire right, title and interest in and to the Inventions and Work Product and in and to all proprietary and any and all intellectual property rights therein or based thereon. The Employee shall execute all such assignments, oaths, declarations and other documents as may be prepared by the Company to effect the foregoing.

            C. During the term of this Agreement, and thereafter, the Employee shall provide the Company with all information, documentation, and assistance the Company may reasonably request to perfect, enforce, or defend its proprietary rights in or based on the Inventions, Work Product and/or Trade Secrets. The Company, in its sole discretion, shall determine the extent of the proprietary rights, if any, to be protected in or based on the Inventions and/or Work Product. All such information, documentation, and assistance shall be provided to the Company by the Employee at no additional expense to the Company, except for out-of-pocket expenses which the Employee incurred at the Company' request.

            D. During the term of this Agreement, and thereafter, the Employee shall treat Inventions and Work Product as Confidential Information under this Agreement and shall not disclose them to others without the prior written permission of the Company, or use such Inventions and/or Work Product for any purpose, other than for the performance of services for the Company.

      3. Remedies. The Employee acknowledges that a breach of the covenants contained in this Employment Agreement and Exhibit C would result in substantial injury and damage to the Company for which there is no adequate remedy at law. Therefore, in the event of an actual or threatened breach of such covenants by the Employee, the Company shall be entitled, in addition to all other rights, remedies and damages that may be available to the Company at law or in equity, to a preliminary restraining order and an injunction, or any other available equitable remedy, to restrain the violation or attempted violation of this Employment Agreement (including its exhibits) by the Employee or by any other person or entity acting for Employee's benefit or on Employee's behalf. In the event there is any action to enforce the terms of such restrictive covenants, the prevailing party, in addition to any other remedy, shall be entitled to recover reasonable attorney's fees and all other reasonable costs associated with any such action both on the trial and appellate level and in any creditor's proceedings. In the event that a court of competent jurisdiction determines by final non-appealable judgment that the scope, time period, or geographical limitations of any of the restrictive covenants specifically set forth herein are too broad to be capable of enforcement, said court is authorized, and the parties hereto stipulate that such court shall, modify said restrictive covenants and enforce such provisions as to scope, time, and geographical areas as the court deems equitable, just and appropriate considering the intent of the parties hereto.







---------------------
GIL PERLBERG


                                      -13-